EXHIBIT 99.1

FOR IMMEDIATE RELEASE
MAY 13, 2009

CONTACT:

Bill Hodges
Chief Financial Officer
919-913-1030

POZEN RECEIVES DECISION FROM ASTRAZENECA
TO FILE PN 400 NDA

Chapel Hill, N.C., May 13, 2009 — POZEN Inc. (NASDAQ: POZN) reported today that AstraZeneca has made the decision to have POZEN file the New Drug Application (NDA) for PN 400 with the United States Food and Drug Administration (FDA). POZEN continues to target a mid-2009 NDA filing and expects to receive a milestone payment of $10 million when the NDA is formally accepted for submission by the FDA.

The license agreement executed with AstraZeneca in August 2006 established a Phase III clinical development program for PN 400, an investigational compound, that combines the pain reliever naproxen (an NSAID) with esomeprazole magnesium, a proton pump inhibitor (PPI), to support a potential indication for the treatment of the signs and symptoms of osteoarthritis, rheumatoid arthritis and ankylosing spondylitis in patients who are at risk of developing gastric ulcers.

About POZEN

POZEN is a pharmaceutical company committed to developing therapeutic advancements for diseases with unmet medical needs where it can improve efficacy, safety, and/or patient convenience. POZEN’s efforts are focused primarily on the development of pharmaceutical products for the treatment of acute and chronic pain and other pain-related conditions. POZEN has development and commercialization alliances with GlaxoSmithKline for Treximet®, which was approved in 2008 by the United States Food and Drug Administration for the acute treatment of migraine attacks, with or without aura, in adults, and with AstraZeneca for proprietary fixed dose combinations of naproxen with the proton pump inhibitor esomeprazole magnesium in a single tablet for conditions such as osteoarthritis and rheumatoid arthritis in patients who are at risk for developing NSAID-associated gastric ulcers. The Company’s common stock is traded on The NASDAQ Stock Market under the symbol “POZN”. For detailed company information, including copies of this and other press releases, see POZEN’s website: www.pozen.com.

Statements included in this press release that are not historical in nature are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. You should be aware that our actual results could differ materially from those contained in the forward-looking statements, which are based on management’s current expectations and are subject to a number of risks and uncertainties, including, but not limited to, our failure to successfully commercialize our product candidates; costs and delays in the development and/or FDA approval of our product candidates, including as a result of the need to conduct additional studies, or the failure to obtain such approval of our product candidates, including as a result of changes in regulatory standards or the regulatory environment during the development period of any of our product candidates; uncertainties in clinical trial results or the timing of such trials, resulting in, among other things, an extension in the period over which we recognize deferred revenue or our failure to achieve milestones that would have provided us with revenue; our inability to maintain or enter into, and the risks resulting from our dependence upon, collaboration or contractual arrangements necessary for the development, manufacture, commercialization, marketing, sales and distribution of any products, including our dependence on GlaxoSmithKline for the sales and marketing of Treximet; competitive factors; our inability to protect our patents or proprietary rights and obtain necessary rights to third party patents and intellectual property to operate our business; our inability to operate our business without infringing the patents and proprietary rights of others; general economic conditions; the failure of any products to gain market acceptance; our inability to obtain any additional required financing; technological changes; government regulation; changes in industry practice; and one-time events, including those discussed herein and in our Quarterly Report on Form 10-Q for the period ended March 31, 2009. We do not intend to update any of these factors or to publicly announce the results of any revisions to these forward-looking statements.

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